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                                                                    Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Charles & Colvard, Ltd. on Form S-3 of our report dated February 21, 2000, appearing in the Annual Report on Form 10-K of Charles & Colvard, Ltd. for the year ended December 31, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Raleigh, North Carolina
December 12, 2000